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                                                                   Exhibit 99.2

   Statement Under Oath of Principal Executive Officer and Principal Financial
                    Officer Regarding Facts and Circumstances
                        Relating to Exchange Act Filings

I, Christopher L. Hughes, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of Cabot Industrial Properties, L.P., and, except as corrected or supplemented in a subsequent covered report:

          o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with the audit committee of Cabot Industrial Trust, the parent of Cabot Industrial Properties, L.P.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          o Transitional Annual Report on Form 10-K for the fiscal year ended June 30, 2002 of Cabot Industrial Properties, L.P.;

          o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Cabot Industrial Properties, L.P. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          o    any amendments to any of the foregoing.


/s/ Christopher L. Hughes                    Subscribed and sworn to
-------------------------                    before me this 10th day of
Christopher L. Hughes                        October, 2002.
October 10, 2002                             /s/ Susan E. Waldbillig-McClintock
                                             ----------------------------------
                                             Susan E. Waldbillig-McClintock
                                             Notary Public

                                             My Commission Expires:
                                             May 4, 2003